UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2022

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Retirement

On April 21, 2022, Merit Medical Systems, Inc. (the “Company”) announced that Ron Frost has retired from his position as the Company’s Chief Operating Officer, effective April 19, 2022.

Appointment of Executive Officer

On April 21, 2022, the Company announced that, effective April 19, 2022, Neil Peterson, age 56, was appointed as the Company’s Chief Operating Officer. Prior to this appointment, Mr. Peterson served as the Company’s Vice President, Operations for the past five years, and he has been with the Company in various positions for the past 27 years.

Mr. Peterson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and does not have any family relationship with any other executive officer or board member required to be disclosed pursuant to Item 404(d) of Regulation S-K.

Item 8.01.  Other Events.

On April 21, 2022, the Company issued a press release announcing the retirement of Ron Frost as the Company’s Chief Operating Officer and the appointment of Neil Peterson as the Company’s Chief Operating Officer.

The Company’s press release announcing the retirement and appointment is included as Exhibit 99.1 of this report.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated April 21, 2022, entitled “Merit Medical Announces Chief Operating Officer Transition”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: April 22, 2022	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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